As filed with the Securities and Exchange Commission on December 16, 2009

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

WMS INDUSTRIES INC.

(Exact name of Registrant as specified in its charter)

Delaware	36-2814522
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

800 South Northpoint Boulevard, Waukegan, IL 60085

(Address of Registrant’s principal executive offices) (Zip Code)

WMS INDUSTRIES INC. INCENTIVE PLAN (2009 RESTATEMENT)

(Full title of the Plan)

Kathleen J. McJohn, Esq.

Vice President, General Counsel,

and Secretary

WMS Industries Inc.

800 South Northpoint Boulevard

Waukegan, Illinois 60085

(Name and address of agent for service)

(847) 785-3000

(Telephone number, including area code of agent of service)

Copy to:

Jeffrey N. Siegel, Esq.

Blank Rome, LLP

The Chrysler Building, 405 Lexington Avenue

New York, New York 10174

212-885-5000

Indicate by check mark whether the Registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definition of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered (1)	Proposed maximum offering price per share	Proposed maximum aggregate offering price	Amount of Registration Fee (2)
Common Stock, par value $.50	3,800,000 shares	$39.65	$150,670,000	$8,407

(1)	Represents 3,800,000 additional shares of common stock issuable under the WMS Industries Inc. Incentive Plan (2009 Restatement) (the “2009 Plan”). 6,337,308 shares of common stock were previously registered under the 2005 Amended and Restated Incentive Plan and shares of common stock that were previously registered under the Form S-8 registration statements listed in the paragraph referring to Rule 429 below, relating to pre-existing stock option plans which shares may become available for grant under the 2009 Plan in accordance with its terms. These shares are being carried forward in the combined resale prospectus being filed herewith (to the extent that they are or may be control or restricted securities). In addition, pursuant to Rule 416 under the Securities Act of 1933, this registration statement also covers an indeterminable number of shares of common stock which may become issuable pursuant to the anti-dilution provisions of the 2009 Plan.
(2)	The fee is computed, in accordance Rule 457(h)(1) and 457(c) under the Securities Act, based on the average of the high and low prices of the registrant’s common stock reported on the New York Stock Exchange on December 9, 2009.

As permitted by Rule 429 under the Securities Act of 1933, as amended (the “Securities Act”), the prospectus filed together with this registration statement is a combined resale prospectus which shall be deemed a post-effective amendment to the registrant’s registration statements numbered 333-139425, 333-101538, 333-57585, 333-46726, 333-55574 and 333-121776, each on Form S-8.

EXPLANATORY NOTE

Registration statements numbered 333-139425, 333-101538, 333-57585, 333-46726, 333-55574 and 333-121776 were filed previously with the Securities and Exchange Commission (the “SEC”) by the registrant to register shares of its common stock, par value $.50 per share, to be offered under its 1998 Non-Qualified Stock Option Plan, its 2000 Non-Qualified Stock Option Plan, its 2000 Stock Option Plan, its 2002 Stock Option Plan and its 2005 Amended and Restated Incentive Plan (all of the foregoing are referred to collectively as the “WMS Plans”). This registration statement is being filed to: register the shares of common stock to be offered under the 2009 Plan and file a prospectus, as permitted by Form S-8 General Instruction C and Rule 429 under the Securities Act, to be used for reoffers and resales by directors and executive officers of WMS of shares acquired under any of the WMS Plans and the 2009 Plan.

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PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

The documents containing the information specified by Part I will be sent or given to participants as specified by Rule 428(b)(1) under the Securities Act.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference.

The registrant’s Annual Report on Form 10-K for the fiscal year ended June 30, 2009; Quarterly Report on Form 10-Q for the quarter ended September 30, 2009, Item 8.01 of Form 8-K dated August 6, 2009, current reports on Form 8-K filed on July 1, September 29, October 1, October 5 and November 12, 2009; and the description of the registrant’s common stock contained in the registrant’s registration statement on Form 8-A (File No. 1-8300) filed on January 21, 1982 pursuant to Section 12(b) of the Securities Exchange Act of 1934 (the “Exchange Act”), including all exhibits thereto, are incorporated herein by this reference and made a part of this registration statement.

Except to the extent that information therein is deemed furnished and not filed pursuant to the Exchange Act, all documents subsequently filed by the registrant under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the effective date of this registration statement and prior to the termination of this offering of common stock shall be deemed to be incorporated by reference into this registration statement and to be a part hereof from the date of filing of those documents. Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein or in any document which is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

Item 4.	Description of Securities.

Not applicable.

Item 5.	Interests of Named Experts and Counsel.

Not applicable.

Item 6.	Indemnification of Directors and Officers.

The registrant’s authority to indemnify its officers and directors is governed by the provisions of Section 145 and 102(b)(7) of the General Corporation Law of the State of Delaware (the “DGCL”), by the Amended and Restated Bylaws of the registrant, as amended (the “Bylaws”), by the Restated Certificate of Incorporation, as amended, of the registrant (the “Certificate of Incorporation”) and by indemnity agreements entered into with officers and directors (the “Indemnity Agreements”). The following description is intended as a summary only and is qualified in its entirety by reference to the complete text of the foregoing sections of the DGCL, as well as the Bylaws, Certificate of Incorporation and Indemnity Agreements.

Section 145(a) of the DGCL provides that a Delaware corporation may indemnify any person who was or is, or is threatened to be made, a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action, suit or proceeding by or in the right of such corporation described below) by reason of the fact that such person:

•	is or was a director, officer, employee or agent of such corporation; or

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•	is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or other enterprise.

A corporation may indemnify such person against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if the person:

•	acted in good faith and in a manner such person reasonably believed to be in, or not opposed to, the best interests of the corporation; and

•	with respect to any criminal action or proceeding, had no reasonable cause to believe the person’s conduct was unlawful.

Section 145(b) of the DGCL provides that a Delaware corporation may indemnify any person who was or is, or is threatened to be made, a party to any action, suit or proceeding by or in the right of the corporation to procure a judgment in its favor due to the fact that such person acted in any of the capacities set forth above against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action, suit or proceeding if the person acted in good faith and in a manner such person reasonably believed to be in, or not opposed to, the best interests of the corporation. However, a corporation may not indemnify such person in respect of any claim, issue or matter as to which such person is adjudged to be liable to the corporation unless and only to the extent that the Delaware Court of Chancery or the court in which such action, suit or proceeding was brought determines that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses the Court of Chancery or such other court deems proper.

Section 145(c) of the DGCL further provides that, to the extent that an officer or director of a Delaware corporation has been successful on the merits or otherwise in the defense of any action, suit or proceeding referred to above, or in the defense of any claim, issue or matter related to such action, suit or proceeding, the corporation must indemnify such person against the expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection with such defense.

Pursuant to Section 145(e), a Delaware corporation may, in advance of the final disposition of any civil, criminal, administrative or investigative action, suit or proceeding, pay the expenses (including attorneys’ fees) incurred by any officer or director in defending any such action, suit or proceeding, provided that the officer or director undertakes to repay such amount if it is ultimately determined that such person is not entitled to the corporation’s indemnification.

The indemnification and advancement of expenses provided by Section 145 of the DGCL is not exclusive of any other rights to which a person may be entitled under any corporation’s bylaws, agreement, vote of stockholders or disinterested directors or otherwise. Furthermore, Section 145(g) of the DGCL authorizes a Delaware corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or other enterprise against any liability asserted against such person and incurred by such person in any such capacity or arising out of such person’s status as such, whether or not the corporation would have the power to indemnify such person against such liability under Section 145 of the DGCL.

Section 102(b)(7) of the DGCL provides that a Delaware corporation may include in its certificate of incorporation a provision eliminating or limiting personal liability of its directors to the corporation or its stockholders for monetary damages for breach of a director’s fiduciary duty. However, no such provision may eliminate or limit the liability of a director for: (i) any breach of the director’s duty of loyalty to the corporation or its stockholders; (ii) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (iii) unlawful payment of a dividend or unlawful stock purchase or redemption as set forth in Section 174 of the DGCL; or (iv) any transaction from which the director derived an improper personal benefit.

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The Certificate of Incorporation and Bylaws of the registrant provide that the registrant shall, to the fullest extent permitted by Section 145 of the DGCL, (i) indemnify any and all persons whom it shall have power to indemnify under said section from and against any and all of the expenses, liabilities or other matters referred to in or covered by said section, and (ii) advance expenses related thereto to any and all said persons. The indemnification and advancement of expenses provided for therein shall not be deemed to be exclusive of any other rights to which those indemnified may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in their official capacities and as to action in another capacity while holding such offices, and shall continue as to persons who have ceased to be directors, officers, employees or agents and shall inure to the benefit of the heirs, executors and administrators of such persons. In addition, the Certificate of Incorporation of the registrant provides for the elimination of personal liability of directors of the registrant to the registrant or its stockholders for monetary damages for breach of fiduciary duty as a director, to the fullest extent permitted by the DGCL, as amended and supplemented.

Each Indemnity Agreement provides for the registrant to indemnify the applicable officer or director, to the fullest extent permitted by the laws of the State of Delaware, and obligates the registrant to provide the maximum protection allowed under Delaware law.

The registrant has purchased directors, officers and corporate liability insurance policies. The policies cover up to an annual aggregate amount of $70 million for losses of directors and officers of the registrant arising from claims made against the directors or officers for any actual or alleged wrongful act in their capacities as directors or officers of the registrant. Of this $70 million, $50 million is available for claims naming the individual directors and officers whether or not indemnity is available from the registrant, and also for securities claims make against the registrant itself. The remaining $20 million is available only for claims for which indemnity is not available as described in this Item 6.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the registrant pursuant to the foregoing provisions, the registrant has been informed that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Item 7.	Exemption from Registration Claimed.

The issuance of the shares of restricted stock being registered for resale in this registration statement was exempt from registration under the Securities Act by reason of Section 4(2) thereof, since the issuances were made to a small number of officers of the registrant as incentive compensation and were not public offerings.

Item 8.	Exhibits.

Exhibit No.	Description

4.1	Restated Certificate of Incorporation of the Registrant dated December 14, 2009.

4.2	Amended and Restated By-Laws of the Registrant, as amended and restated through May 7, 2007, incorporated by reference to the Registrant’s Form 8-K filed May 10, 2007.

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5	Opinion of Blank Rome, LLP, counsel for the Registrant.

23.1	Consent of Blank Rome, LLP, (contained in the Opinion filed as Exhibit 5 hereto).

23.2	Consent of Ernst & Young LLP.

24	Power of Attorney (contained on the signature page hereof).

99.1	1998 Non-qualified Stock Option Plan dated June 24, 1998.

99.2	2000 Non-qualified Stock Option Plan dated September 27, 2000.

99.3	2000 Stock Option Plan dated February 14, 2001.

99.4	2002 Stock Option Plan dated November 27, 2002.

99.5	Incentive Plan (2009 Restatement) dated December 10, 2009.

Item 9.	Undertakings.

a. The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

(2) That, for the purpose of determining liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

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(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

b. The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

h. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

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RESALE PROSPECTUS

WMS INDUSTRIES INC.

Up to 2,042,492 Shares

Common Stock, Par Value $.50

We design, manufacture and market gaming machines and video lottery terminals. Our principal executive office is located at 800 South Northpoint Boulevard, Waukegan, Illinois 60085, telephone no. (847) 785-3000.

Our common stock is listed on the New York Stock Exchange under the symbol “WMS”.

Our officers and directors who are listed on page 3 below as “selling stockholders” may sell up to the number of shares of our common stock listed in the “Shares Available to be Sold” column opposite their names. The selling stockholders acquired or may acquire the shares available to be sold under our employee benefit plans. The selling stockholders are not required to sell any shares. The amounts listed under “Shares Available to be Sold” do not constitute commitments to sell any or all of the stated number of shares.

Please see “Risk Factors” on page 2 below.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is December 16, 2009

ABOUT THIS PROSPECTUS

This prospectus relates to 2,042,492 shares (the “Shares”) of our common stock. The selling stockholders described in this prospectus may sell the Shares until we terminate this offering. As used in this prospectus, the terms “we,” “us,” “our” and “WMS” mean WMS Industries Inc., a Delaware corporation, and its subsidiaries, unless the context indicates a different meaning.

We have agreed to pay the expenses incurred in registering the Shares, including legal and accounting fees.

Most of the information about us that you need to know before you invest in the Shares is not included, but rather is incorporated by reference, in this prospectus. You should obtain and read the information described below under the headings “Documents Incorporated by Reference” and “Where You Can Find More Information” in order to get all the important information about WMS.

RISK FACTORS

This prospectus contains statements that do not relate to historical or current facts, but are “forward looking” statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements relate to analyses and other information based on forecasts of future results and estimates of amounts not yet determinable. These statements may also relate to future events or trends, our future prospects and proposed new products, services, developments, or business strategies, among other things. These statements can generally (although not always) be identified by their use of terms and phrases such as anticipate, appear, believe, continue, could, estimate, expect, indicate, intend, may, plan, possible, predict, project, pursue, will, would, and other similar terms and phrases, as well as the use of the future tense. These risks and uncertainties include the risks discussed in “Item 1A Risk Factors” and elsewhere in our annual report on Form 10-K for the fiscal year ended June 30, 2009 and in our more recent filings with the SEC which are incorporated by reference in this registration statement. See “Documents Incorporated by Reference” below.

USE OF PROCEEDS

We will not receive any of the proceeds from the sale of the common stock offered by this prospectus, but we will receive the exercise price upon the exercise of any options by the selling stockholders. We plan to use any such proceeds for general corporate purposes.

SELLING STOCKHOLDERS

This prospectus relates to Shares that are being registered for reoffers and resales by selling stockholders who have acquired or may acquire Shares under our employee benefit plans (1998 Non-Qualified Stock Option Plan, 2000 Non-Qualified Stock Option Plan, 2000 Stock Option Plan, 2002 Stock Option Plan and the Incentive Plan (2009 Restatement) - including adjustment shares). The selling stockholders may resell any or all of the Shares, when issued, subject to vesting conditions in some cases, while this prospectus is effective.

Executive officers and directors, their family members, trusts for their benefit, or entities that they control, that acquire common stock under our benefit plans may be added to the selling stockholder list below by a prospectus supplement filed with the Securities and Exchange Commission (the “SEC”). The number of Shares available to be sold by any selling stockholder under this prospectus also may be increased or decreased by a prospectus supplement, subject to the aggregate number of shares included within this prospectus. Non-affiliates who acquired restricted securities, as these terms are defined in Rule 144(a) under the Securities Act of 1933, under any of our employee benefit plans and who are not named below may use this prospectus for the offer or sale of their common stock if they hold 1,000 shares or less. Although a person’s name is included in the table below, neither that person nor we are making an admission that the named person is our “affiliate.”

The information in the table below sets forth, for each selling stockholder, based upon information available to us as of December 9, 2009, the number of shares of our common stock beneficially owned before and after the sale of the Shares (assuming the sales of all Shares) and the percentage of the outstanding shares of our common stock beneficially owned after the sale of the Shares.

The table below also sets forth “Shares Available to be Sold”, which represents the maximum number of Shares that could be sold under this prospectus by the holder assuming the vesting of all awards, achievement of all performance criteria and exercise of all options. The amounts listed under “Shares Available to be Sold” do not constitute commitments to sell any or all of the stated number of Shares. The actual number of Shares to be sold, if any, shall be determined from time to time by each selling stockholder in his or her discretion. We have not been informed whether any selling stockholders intend to sell any Shares.

Name and Position	Amount and Nature of Beneficial Ownership (1)		Shares Available to be Sold (2)	Shares Beneficially Owned After Offering		Percent of Class After Offering (1)
Harold H. Bach, Jr.	20,528		20,528	—		*
Director
Robert J. Bahash	55,083		45,083	10,000		*
Director
Orrin J. Edidin	107,174		229,781	—		*
President
Brian R. Gamache	377,157		543,736	24,900		*
Chairman and Chief Executive Officer
Kenneth Lochiatto	97,435		177,243	—		*
Executive Vice President and Chief Operating Officer
Kathleen J. McJohn	53,231		88,118	—		*
Vice President, General Counsel and Secretary
Patricia M. Nazemetz	37,747		37,747	—		*
Director
John P. McNicholas, Jr.	44,647		58,626	—		*
Vice President, Controller and Chief Accounting Officer
Louis J. Nicastro	31,853		31,853	—		*
Founding Director
Neil D. Nicastro	58,177		58,156	21		*
Director
Larry J. Pacey	129,280		206,142	—		*
Executive Vice President and Chief Innovation Officer
Edward W. Rabin, Jr.	68,969	(3)	33,051	35,918	(3)	*
Lead Director
Scott D. Schweinfurth	269,772		365,997	1,500		*
Executive Vice President, Chief Financial Officer and Treasurer
Ira S. Sheinfeld	58,028		58,028	—		*
Director
Bobby Siller	33,914		33,914	—		*
Director
William J. Vareschi, Jr.	61,989		54,489	7,500		*
Director

*	Less than 1%
(1)	Based on 58,499,363 shares outstanding as of November 30, 2009. Includes shares subject to options that are currently exercisable or may become exercisable within 60 days, restricted stock, restricted stock units and deferred stock units. These shares are deemed outstanding for purposes of calculating the percentage of outstanding common stock owned by a person but are not deemed outstanding for the purpose of calculating the individual ownership percentage of any other person listed above.

(2)	“Shares Available to be Sold” consists of the following securities currently held by the individuals listed above: (i) shares of common stock already received upon vesting of restricted stock, exercise of options, vesting of restricted stock units or payout of equity-based performance units; (ii) restricted shares including shares of restricted stock, restricted stock units and restricted stock units with a performance component; (iii) shares of common stock underlying stock options, (iv) shares of common stock underlying deferred units, and (v) shares of common stock which may be paid out under equity-based performance units. Equity-based performance units are reflected at 200% of the number of units awarded because these units may pay out a number of shares equal to up to 200% of the number of units awarded. See the below chart for an individual listing of such securities held by the individuals listed above which were received under the 1998 Non-Qualified Stock Option Plan, 2000 Non-Qualified Stock Option Plan, 2000 Stock Option Plan, 2002 Stock Option Plan, and the Incentive Plan (2009 Restatement) or in accordance with the antidilution provisions of such plans:

Name and Title	Common Stock	Restricted Securities	Stock Options		Deferred Units	Equity-based Performance Units (100%)

			Total	Exercisable
Harold H. Bach, Jr.	—	15,550	0	0	4,978	—
Robert J. Bahash	11,169	8,914	25,000	25,000	—	—
Orrin J. Edidin	13,368	39,320	137,011	54,486	—	20,041
Brian R. Gamache	51,001	69,563	319,206	231,693	—	51,983
Kenneth Lochiatto	561	16,356	141,028	80,518	—	9,649
Kathleen J. McJohn	1,911	8,559	62,470	42,761	—	7,589
Patricia M. Nazemetz	3,833	8,914	25,000	25,000	—	—
John P. McNicholas, Jr.	2,408	3,255	46,467	38,984	—	3,248
Louis J. Nicastro	—	15,550	11,325	11,325	4,978	—
Neil D. Nicastro	3,668	15,550	33,960	33,960	4,978	—
Larry J. Pacey	—	27,646	151,850	101,634	—	13,323
Edward W. Rabin, Jr.	—	15,550	15,000	15,000	—	—
Scott D. Schweinfurth	17,352	22,428	282,221	228,492	—	21,998
Ira S. Sheinfeld	—	15,550	37,500	37,500	4,978	—
Bobby Siller	—	8,914	25,000	25,000	—	—
William J. Vareschi, Jr.	7,501	15,550	26,460	26,460	4,978	—

(3)	Includes 32,168 shares held by the Edward Rabin Trust and 3,750 shares held by Mr. Rabin’s wife. Mr. Rabin disclaims beneficial ownership of the securities held by his wife, and this prospectus shall not be deemed an admission that the reporting person is the beneficial owner for purposes of Section 16 of the Securities Exchange Act of 1934 or for any other purpose.

PLAN OF DISTRIBUTION

The selling stockholders may sell the Shares only for their own accounts. The Shares will be listed on the New York Stock Exchange, subject to official notice of issuance. The selling stockholders, their donees or other transferees and successors in interest permitted to use Form S-8, under General Instruction A of Form S-8, may sell or transfer Shares for value in one or more transactions on the New York Stock Exchange (or any successor stock exchange), in negotiated transactions or in a combination of these methods of sale, at market prices prevailing at the time of sale, at prices related to those market prices or at prices otherwise negotiated.

The selling stockholders may effect transactions by selling Shares to or through broker-dealers. Those broker-dealers may receive compensation in the form of underwriting discounts, concessions or commissions from the selling stockholders and/or the purchasers of the Shares for whom the broker-dealers may act as agents, which compensation may be more or less than customary commissions. None of the selling stockholders, at the date of this prospectus, has any agreement, arrangement or understanding with any broker or dealer to sell any of the Shares. All selling and other expenses incurred by individual selling stockholders will be borne by those selling stockholders.

We do not know whether any of the selling stockholders will sell any or all of their Shares under this prospectus. We may terminate this offering without notice at any time.

LEGAL MATTERS

The validity of the Shares has been passed upon by our counsel, Blank Rome, LLP, The Chrysler Building, 405 Lexington Avenue, New York, New York 10174.

EXPERTS

Ernst & Young LLP, independent registered public accounting firm, has audited our consolidated financial statements and schedule included in our Annual Report on Form 10-K for the year ended June 30, 2009, and the effectiveness of our internal control over financial reporting as of June 30, 2009 as set forth in their report, which is incorporated by reference in this prospectus and elsewhere in the registration statement. Our financial statements and schedule are incorporated by reference in reliance on Ernst & Young LLP’s report, given on their authority as experts in accounting and auditing.

DOCUMENTS INCORPORATED BY REFERENCE

The SEC allows us to “incorporate by reference” into this prospectus the information that we file with the SEC. This means that we can disclose important information to you by referring you to those documents. Information incorporated by reference is part of this prospectus. Information that we file at a future date with the SEC will update and supersede this information. For further information about WMS Industries Inc. and our common stock, please read the documents incorporated by reference below.

We incorporate by reference the documents listed below and all documents that we file in the future with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 until the termination of this offering:

•	our annual report on Form 10-K for the fiscal year ended June 30, 2009;

•	our quarterly report on Form 10-Q for the fiscal quarter ended September 30, 2009;

•	our current reports on Form 8-K filed on July 1, September 29, October 1, October 5 and November 12, 2009; and

•	Item 8.01 of Form 8-K dated August 6, 2009; and

•	the description of our common stock contained in our registration statement on Form 8-A (File No. 1-8300) filed on January 21, 1982.

We will provide to each person, including any beneficial owner, to whom this prospectus is delivered, a copy of any or all of the information that we have incorporated by reference in this prospectus. You may request copies of this information in writing or orally, and we will provide it at no cost. You may contact us at our principal executive office: 800 South Northpoint Boulevard, Waukegan, Illinois 60085 (847) 785-3000, Attention: General Counsel.

WHERE YOU CAN FIND MORE INFORMATION

This prospectus constitutes a part of each of seven registration statements, and amendments to them, that we have filed on Form S-8 with the SEC concerning the Shares: File Nos. 333-              (filed on December 16, 2009), 333-139425, 333-101538, 333-57585, 333-46726, 333-55574 and 333-121776. We also file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy the registration statements and any materials that we file at the SEC’s Public Reference Room at 100 F Street, NE, Room 158, Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. Our documents may also be inspected at the offices of the New York Stock Exchange, 20 Broad Street, New York, New York 10005. The SEC maintains an Internet site that contains reports, proxy and information statements and other information about issuers, including us, that file electronically with the SEC. The SEC’s web site is located at: http://www.sec.gov.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Waukegan, State of Illinois on this 16th day of December, 2009.

By:	/s/ Brian R. Gamache, Chairman
Brian R. Gamache, Chairman
and Chief Executive Officer

Power of Attorney

Each person whose signature to this Registration Statement appears below hereby appoints Brian R. Gamache and Kathleen J. McJohn, and each of them acting singly, as his her attorney-in-fact, to sign on his behalf individually and in the capacity stated below and to file all amendments and post-effective amendments to this Registration Statement, which amendment or amendments may make such changes and additions to this Registration Statement as such attorney-in-fact may deem necessary or appropriate.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Positions	Date

/s/ BRIAN R. GAMACHE Brian R. Gamache	Chairman of the Board and Chief Executive Officer (Principal Executive Officer)	December 16, 2009

/s/ SCOTT D. SCHWEINFURTH Scott D. Schweinfurth	Executive Vice President, Chief Financial Officer and Treasurer (Principal Financial Officer)	December 16, 2009

/s/ JOHN P. MCNICHOLAS, JR. John P. McNicholas, Jr.	Vice President, Controller and Chief Accounting Officer (Principal Accounting Officer)	December 16, 2009

/s/ LOUIS J. NICASTRO Louis J. Nicastro	Founding Director	December 16, 2009

/s/ EDWARD W. RABIN, JR. Edward W. Rabin, Jr.	Lead Director	December 16, 2009

/s/ HAROLD H. BACH, JR. Harold H. Bach, Jr.	Director	December 16, 2009

/s/ ROBERT J. BAHASH Robert J. Bahash	Director	December 16, 2009

/s/ PATRICIA M. NAZEMETZ Patricia M. Nazemetz	Director	December 16, 2009

/s/ NEIL D. NICASTRO Neil D. Nicastro	Director	December 16, 2009

Signature	Positions	Date

/s/ IRA S. SHEINFELD Ira S. Sheinfeld	Director	December 16, 2009

/s/ BOBBY L. SILLER Bobby L. Siller	Director	December 16, 2009

/s/ WILLIAM J. VARESCHI, JR. William J. Vareschi, Jr.	Director	December 16, 2009

EXHIBIT INDEX

Exhibit Number	Description

4.1	Restated Certificate of Incorporation of the Registrant dated December 14, 2009.

4.2	Amended and Restated By-Laws of the Registrant, as amended and restated through May 7, 2007, incorporated by reference to the Registrant’s Form 8-K filed May 10, 2007.

5	Opinion of Blank Rome, LLP, counsel for Registrant.

23.1	Consent of Blank Rome, LLP (contained in the Opinion filed as Exhibit 5 hereto).

23.2	Consent of Ernst & Young LLP.

24	Power of Attorney (contained on the signature page hereof).

99.1	1998 Non-qualified Stock Option Plan dated June 24, 1998.

99.2	2000 Non-qualified Stock Option Plan dated September 27, 2000.

99.3	2000 Stock Option Plan dated February 14, 2001.

99.4	2002 Stock Option Plan dated November 27, 2002.

99.5	Incentive Plan (2009 Restatement) dated December 10, 2009.